                                                                    EXHIBIT 99.2

                                 AMENDMENT NO. 2


                  AMENDMENT NO. 2 dated as of November 6, 2001, among STUDENT ADVANTAGE, INC., a Delaware corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and RESERVOIR CAPITAL PARTNERS, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to a Loan Agreement dated as of June 25, 2001, as amended by an amendment dated September 28, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $15,000,000. The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent wish to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Loan Agreement are used herein as defined therein.

                  Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section IV, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

                  2.1. References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Loan Agreement as amended hereby. References to the Loan Agreement in any of the Loan Documents shall deemed as references to the Loan Agreement as amended hereby.

                  2.2. Section 1.01 of the Loan Agreement shall be amended by adding the following new definitions (to the extent not already included in said
Section 1.01) and inserting the same in the appropriate alphabetical locations and amending in their entirety the following
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                                      -2-


definitions (to the extent already included in said Section 1.01), as follows:

                  "Special Disposition" means a Disposition on or prior to December 31, 2001 of the Borrower's U-Wire or eStudent Loan business, all the capital stock of any Subsidiary conducting any such business or substantially all of the assets used in any such business, provided that there has not been any Equity Issuance for cash since the date hereof."


                  2.3. Paragraph (a) of the definition of Net Available Proceeds in Section 1.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (y) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition),
(ii) Net Available Proceeds shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and
(y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property and (iii) in the case of a Special Disposition, Net Available Proceeds as otherwise computed pursuant to this paragraph, solely for purposes of Section 2.07(b) of this Agreement, shall be reduced by 50% of the cash payments received by the Borrower and its Subsidiaries on or before December 31, 2001 in connection therewith.

                  2.4. Section 2.07(b)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(i) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 0% of the Net Available Proceeds thereof until the aggregate Net Available Proceeds of such Equity Issuance and all prior Equity Issuances (including Equity Issuances covered by the
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                                      -3-


last sentence of this paragraph) exceed $5,000,000; 25% of the Net Available Proceeds of such Equity Issuance to the extent the Net Available Proceeds of such Equity Issuance, together with all prior Equity Issuances, exceed $5,000,000 and do not exceed $10,000,000; and 50% of the Net Available Proceeds of such Equity Issuance to the extent the Net Available Proceeds of such Equity Issuance, together with all prior Equity Issuances, exceed $10,000,000; such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this paragraph. Notwithstanding the foregoing, following a Special Disposition, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of all Equity Issuances until the Lenders have received an amount equal to the amount by which Net Available Proceeds is reduced by the application of clause (iii) of paragraph (a) of the definition of Net Available Proceeds, after which Net Available Proceeds shall be applied in accordance with the rest of this paragraph."

                  2.5. Effective as of October 1, 2001, Section 7.10(f) of the Loan Agreement has been amended to read in its entirety as follows:

                  "(f) Change in Cash Position. The Borrower will not permit the Increase in Cash Position for the following periods of fiscal quarter(s) ending on or nearest to the following respective dates to be less than the following respective amounts:

                  Period/Date                                    Amount
                  Four fiscal quarters
                   September 30, 2002                          $3,000,000

                   September 30, 2003                          $3,000,000"

                  2.6. Effective as of September 29, 2001, Section 7.10(b) of the Loan Agreement is amended to read in its entirety as follows:

                  "(b) Current Ratio. The Borrower will not permit the Current Ratio at any time after September 30, 2001 to be less than 1.0.".

         Section 3. Representations and Warranties. Part A of Schedule VI to the Loan Agreement is hereby amended by adding as a new subsidiary,
Carepackages.com, Inc, a Delaware
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                                      -4-


corporation of which 100% of the common stock is owned by OCM Direct, Inc.. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article IV of the Loan Agreement and Section 3 of the Warrant Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV and Section 3 to "this Agreement" included reference to this Amendment No. 2.

                  Section 4. Condition Precedent. This Amendment No. 2 shall become effective as of the date hereof once it has been executed and delivered by each of the parties hereto.

                  Section 5. Documents. Prior to execution, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

                  (1) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Effective Date pursuant to the Loan Agreement) and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency of officers for each Obligor) with respect to the execution, delivery and performance of this Amendment No. 2 and the Loan Agreement as amended hereby and the loans under the Loan Agreement as amended hereby and each other document to be delivered by each Obligor from time to time in connection with the Loan Agreement as amended hereby (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary).

                  (2) Opinion of Counsel to the Obligors. An opinion of Hale and Dorr LLP, counsel to the Obligors (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (3) Other Documents. Such other documents as the Administrative Agent or any Lender or special counsel to the Lenders may reasonably request.

                  Section 6. Consideration. For and in consideration of the terms and conditions of this Amendment, Borrower has paid to the Administrative Agent $100,000 by wire transfer of immediately available funds upon the execution and delivery of this Amendment by the Administrative Agent. The Borrower and the Lenders have entered into a First Amendment to Warrant Agreement, substantially in the form attached hereto as Exhibit A. It is agreed that
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                                      -5-


monies paid under this Section 6 of this Second Amendment shall not be deducted from the Borrower's financial condition or holdings for purposes of Section 7.10 of the Loan Agreement. As additional consideration for this Amendment, Borrower has issued to each Lender an additional Term Warrant covering a number of Stock Units equal to 20% of the Stock Units covered by the Term Warrant originally issued to such Lender. In addition, effective as of the date hereof the principal amount of the Term Loan made by each Lender shall be deemed increased by 2% as of the date hereof and their respective Commitment shall be likewise increased.

                  Section 7. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York. To the extent that any of the Loan Documents, the Warrant Agreement or any of the Warrants refers to the Loan Agreement, such reference shall mean the Loan Agreement as amended hereby.
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                                      -6-


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.


                                      STUDENT ADVANTAGE, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title:    President

                                      SUBSIDIARY GUARANTORS


                                      COLLEGE411.COM, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President


                                      STUDENT ADVANTAGE SECURITIES CORPORATION


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President


                                      eSTUDENT LOAN, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President


                                      SCHOLARAID.COM, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President

                                      OCM DIRECT, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President


                                      COLLEGIATE CARPETS, INC.


                                      By:  /s/ Raymond V. Sozzi, Jr.
                                        ---------------------------------
                                         Name:  Raymond V. Sozzi, Jr.
                                         Title:    President

                                     LENDERS


                                     RESERVOIR CAPITAL PARTNERS, L.P.,
                                          individually and as Administrative
                                          Agent

                                     By:    Reservoir Capital Group, L.L.C.,
                                            General Partner

                                            By  /s/ Craig Huff
                                                --------------------------------
                                                 Name: Craig Huff
                                               Title:  Managing Director


                                     RESERVOIR CAPITAL ASSOCIATES L.P.

                                     By:    Reservoir Capital Group, L.L.C.,
                                            General Partner

                                            By  /s/ Craig Huff
                                                --------------------------------
                                                 Name: Craig Huff
                                               Title:  Managing Director


                                     RESERVOIR CAPITAL MASTER FUND, L.P.

                                     By:    Reservoir Capital Group, L.L.C.,
                                            General Partner

                                            By  /s/ Craig Huff
                                                --------------------------------
                                                 Name: Craig Huff
                                               Title:  Managing Director